UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 13, 2011

Date of report (Date of earliest event reported)

BECKMAN COULTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 S. Kraemer Blvd.

Brea, California 92821

(Address of principal executive offices) (Zip Code)

(714) 993-5321

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2011, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Beckman Coulter, Inc. (the “Company”) approved amendments to certain of the Company’s nonqualified deferred compensation plans. The amendments described herein were approved by the Committee in connection with the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated February 6, 2011, by and among Danaher Corporation, a Delaware corporation (“Danaher”), Djanet Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Danaher (“Purchaser”), and the Company, pursuant to which Danaher, through Purchaser, has commenced an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.10 per share. The Merger Agreement provides that following consummation of the Offer and satisfaction of certain customary conditions, Purchaser will be merged with and into the Company, with the Company surviving as an indirect wholly-owned subsidiary of Danaher.

The Committee approved the amendment and restatement of the Company’s Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). Pursuant to the amendment and restatement of the Deferred Compensation Plan: (i) phantom stock units held in participant accounts will be converted into cash and credited to participants’ accounts, as required by the Merger Agreement, (ii) phantom stock unit deferral elections will no longer be permitted and premium units shall no longer be credited to participant accounts at any time on or after the effective time of the Merger, (iii) no deferrals will be permitted for the 2012 plan year and thereafter, and (iv) the Deferred Compensation Plan will terminate and be liquidated approximately one year following the consummation of the Offer, and all benefits under the Deferred Compensation Plan will be distributed shortly following such termination.

The Committee also approved the amendment and restatement of the Company’s Executive Restoration Plan (the “Restoration Plan”). Pursuant to the amendment and restatement of the Restoration Plan: (i) phantom stock units held in participant accounts will be converted into cash and credited to participants’ accounts, as required by the Merger Agreement, (ii) the Restoration Plan will terminate and be liquidated approximately one year following the consummation of the Offer, and all benefits under the Restoration Plan will be distributed shortly following such termination, (iii) each participant’s then-current compensation deferral election will apply to compensation that is due and payable through the pay period that ends immediately prior to the date of the Restoration Plans’s termination, and (iv) in the case of a participant’s “Retirement Plus Account” or “Retirement Account Plan Account,” any credits under the Restoration Plan in respect thereof will be calculated by reference to the participant’s compensation for 2011 and shall cease thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2011	BECKMAN COULTER, INC.

	By:	/s/ Daniel B. Kim
	Name:	Daniel B. Kim
	Title:	Assistant General Counsel and Assistant Secretary